UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2017

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

6801 Rockledge Drive
Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Jeh C. Johnson and James D. Taiclet, Jr. to the Board of Directors

On December 8, 2017, the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) elected Mr. Jeh C. Johnson and Mr. James D. Taiclet, Jr., as directors of the Corporation, effective January 1, 2018. Mr. Johnson will serve on the Corporation's Classified Business and Security Committee and Ethics and Sustainability Committee and Mr. Taiclet will serve on the Corporation's Nominating and Corporate Governance Committee and Strategic Affairs Committee.

The Board of Directors determined that Mr. Johnson and Mr. Taiclet are each an "independent director" in accordance with the New York Stock Exchange listing standards, the rules and regulations of the Securities and Exchange Commission ("SEC") and the Corporation's corporate governance guidelines.

Mr. Johnson, age 60, has been a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP since January 2017. Previously, he served as U.S. Secretary of Homeland Security from December 2013 to January 2017, as General Counsel of the U.S. Department of Defense from 2009 to 2012, as General Counsel of the U.S. Department of the Air Force from 1998 to 2001, and as an Assistant U.S. Attorney in the Southern District of New York from 1989 to 1991. Prior to and between his periods of public service, he was in private practice at Paul, Weiss (2013, 2001 to 2009, 1992 to 1998, and 1984 to 1988). Mr. Johnson has also served as a director of PG&E Corporation since May 2017.

Mr. Taiclet, age 57, is Chairman, President and Chief Executive Officer of American Tower Corporation, a leading global developer, owner and operator of telecommunications real estate. He was appointed President and Chief Operating Officer in September 2001; named Chief Executive Officer in October 2003; and selected as Chairman of the Board in February 2004. Previously, Mr. Taiclet served as President of Honeywell Aerospace Services, a unit of Honeywell International; as Vice President, Engine Services at Pratt & Whitney, a unit of United Technologies Corporation; and as a consultant at McKinsey & Company, specializing in telecommunications and aerospace strategy and operations. He began his career as a United States Air Force officer and pilot.

For their service on the Board of Directors for 2018, Mr. Johnson and Mr. Taiclet will receive the Corporation's standard compensation for non-employee directors. A description of such standard compensation arrangement is filed as Exhibit 10.1 to the Corporation's Quarterly Report on Form 10-Q filed with the SEC on October 26, 2017 and incorporated herein by reference. The equity grants to Mr. Johnson and Mr. Taiclet will be made two business days after we release our financial results for 2017 in accordance with the Lockheed Martin Corporation 2009 Directors Equity Plan, as amended, a copy of which is filed as Appendix E to the Corporation's definitive proxy statement on schedule 14A filed with the SEC on March 14, 2008 (Commission File No. 001-11437) and Exhibit 10.2 to the Corporation's Quarterly Report on Form 10-Q filed with the SEC on October 26, 2017, and incorporated herein by reference. Mr. Johnson and Mr. Taiclet are also eligible to defer up to 100% of their cash fees into the Lockheed Martin Corporation Directors Deferred Compensation Plan, as amended (the "Directors Deferred Compensation Plan"). Deferred amounts earn interest at a rate that tracks the performance of investment options available under the Corporation's employee nonqualified deferred compensation plans or the Corporation's common stock (with dividend reinvested), at the director's election. A copy of the Directors Deferred Compensation Plan is filed as Exhibit 10.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2008 (Commission File No. 001-11437) and is incorporated herein by reference.

Mr. Johnson and Mr. Taiclet will also be covered by the Corporation's standard indemnification agreement with directors which the Corporation enters into with all directors. A copy of the form of indemnification agreement is filed as Exhibit 10.34 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2009 (Commission File No. 001-11437) and is incorporated herein by reference.

A copy of the press release announcing the election of Mr. Johnson and Mr. Taiclet is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective December 8, 2017, the Board of Directors of the Corporation amended and restated the Corporation’s bylaws to provide that the stockholders, by the affirmative vote of a majority of the votes entitled to be cast on the matter, shall have the power to make and adopt new bylaws or to amend, alter or repeal any bylaws of the Corporation (as so amended and restated, the “Bylaws”). The Board of Directors retained the right to make and adopt new bylaws or to amend, alter or repeal any bylaws of the Corporation. The foregoing authority of the stockholders and the Board of Directors is subject to the provisions of the Corporation's Charter and applicable statutes. The foregoing summary description of the amendment to the Bylaws is not intended to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Bylaws of Lockheed Martin Corporation, as amended and restated effective December 8, 2017
99.1	Press Release of Lockheed Martin Corporation dated December 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION
(Registrant)

Date: December 11, 2017	By:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel